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Exhibit 10.9

MINING LEASE

        THIS LEASE is made and entered into this 2 day of January, 2004 between David Q. Tognoni, hereinafter referred to as "Lessee", whose address is 5235 Horseshoe Bend, Clovis, California, 93611 and Kenneth Alan Sullivan and Cherrill L. Sullivan, hereinafter referred to as "Lessor", whose address is Box 90, Winston, New Mexico, 87943.

IT IS HEREBY UNDERSTOOD AND AGREED AS FOLLOWS:

1.    PROPERTY.    Lessor hereby leases to lessee, and Lessee hereby hires from Lessor the property described as follows: Lessor hereby leases to lessee, and Lessee hereby hires from Lessor the Warm Springs Beryllium Deposit, located in Socorro County, New Mexico, described as follows: All of Special Section 2, and access through the East 1/2 of Special Section 4, Township 8 South, Range 7 West, save and except that portion of the Real Estate conveyed previously Quitclaimed to Commissioners of the Acequia de Canada Alamosa of Sierra County, New Mexico. The above property description is hereinafter referred to as "The Property" and a map of "The Property" is attached to this agreement, all located in Socorro County, New Mexico

2.    TERM.    The term of this Lease shall be for 20 years, or as long as minerals are being mined by Lessee, and royalties are paid to Lessor. The term year is mutually understood to mean calendar year.

3.    ROYALTIES & PAYMENTS.    Lessee shall pay to Lessor, a four percent (4%) gross production royalty from the sale or disposition of minerals, metal and materials taken from "The Property" leased to Lessee and covered by this Lease.

        All payments made under this agreement shall be made to Lessor by Lessee within fifteen (15) days from that date that the buyer makes final settlement with Lessee. Payments shall be made either in person or to the address under which Lessor enters this agreement. Payment made to the Lessor shall be accompanied by the sales slip showing the basis upon which the sale has been made. All settlement sheets or sales slips shall be marked as sold from "The Property".

        In consideration for this Lease, Lessee will pay Lessor $1000 upon signing, $5,000 March 15th 2004 and a minimum annual royalty of $6,000 Jan 1st 2005, $8,000 Jan 1st 2006, $10,000 Jan 1st 2007, $12,000 Jan 1st 2008 and $12,000 Jan 1st every year there after as long as this Lease is in effect. All minimum annual royalties shall be applied to actual royalties.

4.    ACCOUNTING.    Lessee shall keep accurate records and books of account, in accordance with generally accepted accounting principles, covering all monies it receives from the sale or disposal of ore (including minerals, metals, and materials and concentrates derived therefrom) taken from "The Property". Said records and books of account shall be kept in the vicinity of "The Property" or at Lessee's principal place of business and shall be open for inspection by Lessor or Lessor's agent at any reasonable time during normal business hours, provided that same does not interfere with the orderly operation of Lessee. Within sixty (60) days after the end of the calendar year during the term of this Lease, Lessee shall furnish Lessor with a year end statement showing the amount of royalty paid to Lessor, how said amount was determined, records of mining relating to tons of both waste and ore mined, and general scope of mining plan for next calendar year.

5.    SURFACE AND WATER RIGHTS    Lessor or its agent shall at all times have access, at their own liability, to all parts of the leased "The Property" and shall have the right, at it's sole expense to inspect all mining and milling practices. Lessor shall have the right to take samples of all ores as long as Lessor returns to Lessee any or all values contained in said samples. Lessee shall have the right to use that portion of the surface and appurtenant water rights necessary for mining and milling operations and shall have the right of all necessary ingress to, from, and over all property leased by Lessor so long as said uses are in conformity with State and Federal laws, rules and regulations.

6.    INSURANCE    Lessee shall purchase and maintain commercial liability insurance during the term of this Lease, Lessee agrees to indemnity and hold Lessor harmless from any and all claims or judgments for personal injuries or death of any person or for any property damage occasioned by Lessee's operation upon the "The Property", providing that Lessor shall not have been a contributing cause to the event giving rise to such suit, claim, demands, or judgment. Lessee shall, at all times, maintain state industrial insurance.

7.    CONDUCT OF OPERATIONS    All work performed by Lessee on this "The Property" pursuant to this Lease Agreement shall be done in a good and workmanlike manner. Lessee shall use his best efforts to extract minerals and metals from "The Property" in a cost effective way and manner. Lessee shall use his best efforts to sell all metals and minerals derived from the "The Property" at the best price and upon the most favorable terms and conditions.

8.    TAXES    Lessor shall pay and bear the amount of all real property taxes assessed with respect to "The Property". Lessee shall pay any other taxes assessed with respect to "The Property" or the proceeds therefrom (with the exception of federal, sate and local taxes, which are measured by net income against Lessor).

9.    PROTECTION FROM LIENS AND ENCUMBRANCES    Lessee shall pay all expenses incurred by him in his operations on "The Property" and shall allow no liens arising from any act of Lessee to remain on or against the "The Property". Lessor shall pay any and all expenses incurred by him relating to "The Property" and his operations thereon, and shall hold Lessee harmless from any lien, encumbrance, or legal action arising from any act of Lessor.

10.    TITLE    Lessor represents to Lessee that he has the right to lease "The Property" as a whole, Lessor's title to "The Property" is free and clear and clear of all liens and encumbrances. Lessor has possession thereof and, the Lessor has full right, power, and capacity to enter into this Lease Agreement upon the terms set forth herein.

11.    TERMINATION.    Either the Lessor or the Lessee, in the event the other is in default under any of the terms or covenants of this Lease Agreement and has not, within ten (10) days after the non-defaulting party has given the defaulting party specific notice of such default, corrected said default, may terminate this Lease by giving written notice of such termination to the defaulting party.

12.    REMOVAL OF PROPERTIES AND EQUIPMENT.    Upon termination or expiration of this Lease Agreement, Lessee shall have six (6) calendar months from the effective date of said termination or expiration within which to remove from "The Property" all of this machinery, structures, facilities and other property of every nature and description erected, placed, or situated upon. Failure by Lessee to do so shall constitute abandonment to Lessor.

13.    COMMINGLING OF ORES.    There will be no commingling of ores by Lessee from other properties. In all cases where ore is stockpiled, Lessee shall measure ore, weigh other products, and take and analyze samples thereof.

14.    ASSIGNMENT.    Lessee does have the right to assign this lease to any third party.

15.    AREA OF INTEREST.    Should any party to this agreement acquire claims, or leases within a one (1) mile distance from the perimeter of "The Property" such claims, or leases shall be subject to the same terms and conditions of this lease.

16.    COMMITMENTS.    Upon termination of the Lease the Lessor shall have the option to have Lessee reseed any roads constructed or other areas disturbed by mining operations.

17.    NOTICES.    Any notice or communication required or permitted hereunder shall be effective when either personally delivered or mailed certified mail to the address of record of the party receiving said notice. If the Lease is terminated or upon expiration, Lessee shall give Lessor a recordable document sufficient to provide legal notice that Lessee can no longer assert any rights granted by this Lease Agreement either expressed or implied.

        IN WITNESS WHEREOF, we have executed this Mining Lease between David Q. Tognoni and Kenneth Alan & Cherrill L. Sullivan on the day and year first above written.

LESSEE:	LESSOR:
/s/ David Q. Tognoni David Q. Tognoni	/s/ Kenneth Alan Sullivan Kenneth Alan Sullivan
/s/ Cherrill L. Sullivan Cherrill L. Sullivan
STATE OF NEW MEXICO	)
COUNTY OF SIERRA	)

        Kenneth Alan Sullivan appeared before me and executed this instrument this 2 day of January, 2004.

/s/ ANNE POWELL Notary Public
[SEAL]	OFFICIAL SEAL ANNE POWELL NOTARY PUBLIC STATE OF NEW MEXICO MY COMMISSION EXPIRES 8/20/05
STATE OF NEW MEXICO	)
COUNTY OF SIERRA	)

        Cherill L. Sullivan appeared before me and executed this instrument this 2 day of January 2004.

/s/ ANNE POWELL Notary Public
[SEAL]	OFFICIAL SEAL ANNE POWELL NOTARY PUBLIC STATE OF NEW MEXICO MY COMMISSION EXPIRES 8/20/05
STATE OF CALIFORNIA	)
COUNTY OF FRESNO	)

        David Q. Tognoni appeared before me and executed this instrument this 2 day of                                    , 2004

/s/ SHERYL ROSS Notary Public
[Seal]	SHERYL ROSS Commission # 1304187 Notary Public—California Fresno County My Comm. Expires May 11, 2005

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California County of Fresno	}	ss.
On	1-20-04 (Date)	before me,	Sheryl Ross Notary Public [Ilegible]
personally appeared	David Q. Tognoni. (Name(s) of Signer(s)
☐ personally known to me ☒ proved to me on the basis of satisfactory evidence
[Seal]	SHERYL ROSS Commission # 1304187 Notary Public—California Fresno County My Comm. Expires May 11, 2005
to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.
/s/ Sheryl Ross Signature of Notary Public

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  Exhibit 10.9
MINING LEASE